                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report    NOVEMBER 9, 1995

                              PHOENIX NETWORK, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                     0-17909                    84-0881154
Name or other jurisdiction       (Commission File              (IRS Employer
   of incorporation)                 Number)                 Identification No.)

550 CALIFORNIA STREET, 11TH FLOOR, SAN FRANCISCO, CA       94104
(Address of principal executive offices)                (Zip Code)

Registrant's telephone no. including area code    (415) 399-3300

                 (Former address, if changed since last report)

                            [PHOENIXNETWORK LOGO]

November 13, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20001

re: Phoenix Network, Inc. (Commission File No. 0-17909)

The following Form 8-K is submitted electronically for filing on behalf of Phoenix Network, Inc. This filing inlcudes historical and pro forma financial statements as required by Item 7. This information was not available when the Form 8-K was submitted on September 12, 1995.


Very truly yours,

/s/ Jeffrey L. Bailey

Jeffrey L. Bailey
Chief Financial Officer

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

Item 7.(a) Financial statements of business acquired. See enclosed exhibit 1 for the consolidated financial statements of Tele-Trend Communications LLC.

Item 7.(b)  Pro forma financial information.

          The following unaudited pro forma balance sheet of the Company as of June 30, 1995 adjusts the historical consolidated balance sheet as of June 30, 1995 to give effect to the August 29, 1995 acquisition of the assets of Tele-Trend Communications LLC. The following unaudited pro forma statements of operations of the Company adjust the historical consolidated statement of operations for the six months ended June 30, 1995 and the historical consolidated statement of operations for the year ended December 31, 1994 to give effect to the August 29, 1995 acquisition of the assets of Tele-Trend Communications LLC. The pro forma financial data should be read in conjunction with the historical financial statements of the Company, Tele-Trend Communications LLC and are not necessarily indicative of the results of operations that might have occurred if the transaction had taken place at January 1, 1994, or at January 1, 1995, or of the Company's results of operations for any future period.

                              PHOENIX NETWORK, INC.

                PRO FORMA - CONDENSED CONSOLIDATED BALANCE SHEETS

                               As of June 30, 1995

                                     Phoenix      Tele-Trend
                                     Network,   Communications       Pro Forma
                                     Inc. (1)      LLC (2)         Adjustments (3)    Pro Forma
                                     --------   --------------     ---------------    ---------
            ASSETS
Current assets:
   Cash and cash equivalents       $   960,219   $   (40,724)     $  4,474,179       $ 5,393,674
   Accounts receivable, net
     of allowance for doubtful
     accounts                        9,106,590     1,742,448          (112,537)       10,736,501
   Deferred commissions                895,018             -                 -           895,018
   Other current assets                605,859        40,781                 -           646,640
                                   -----------   -----------      ------------       -----------
     Total current assets           11,567,686     1,742,505         4,361,642        17,671,833
Investments                                  -       183,784          (183,784)                -
Furniture, equipment and data
   processing systems, at cost
   less accumulated depreciation     1,499,171       208,655           (53,486)        1,654,340
Deferred commissions                   822,931             -                 -           822,931
Customer acquisitions costs,
   less accumulated amortization       199,347             -           681,308           880,655
Goodwill, less accumulated
   amortization                              -             -         3,747,193         3,747,193
Other assets                           134,922        64,708                 -           199,630
                                   -----------   -----------      ------------       -----------
                                   $14,224,057   $ 2,199,652      $  8,552,873       $24,976,582
                                   ===========   ===========      ============       ===========

-------------------------------
See Notes to Pro Forma

                              PHOENIX NETWORK, INC.

                PRO FORMA - CONDENSED CONSOLIDATED BALANCE SHEETS

                               As of June 30, 1995

                                           Phoenix      Tele-Trend
                                           Network,   Communications     Pro Forma
                                           Inc. (1)       LLC (2)      Adjustments (3)    Pro Forma
                                           --------   --------------   ---------------    ---------
LIABILITIES AND STOCKHOLDERS'
           EQUITY

Current liabilities:
   Notes payable                       $  1,800,315    $   31,040     $ (1,831,355)       $           -
   Accounts payable                       7,860,789     1,211,994                -            9,072,783
   Accrued liabilities                      395,122       108,293                -              503,415
   Current portion of long-
     term debt                                    -       165,553                -              165,553
                                       ------------    ----------     ------------         ------------
     Total current liabilities           10,056,226     1,516,880       (1,831,355)           9,741,751

Long-term debt                                    -       330,835         (330,835)                   -
Stockholders' equity
   Preferred stock, $.001 par value;
     authorized, 5,000,000 shares;
     issued and outstanding,
     2,723,926 shares at June 30,
     1995                                     1,617             -            1,107                2,724
   Common stock, $.001 par value
     authorized, 20,000,000 shares;
     issued and outstanding,
     11,872,105 shares at June 30,
     1995                                    11,872             -                -               11,872
   Additional paid-in capital            11,393,004             -       11,065,893           22,458,897
   Treasury stock - 1,300 shares
     at cost                                 (2,522)            -                -               (2,522)
   Accumulated deficit from May 1,
     1989                                (7,236,140)      351,937         (351,937)          (7,236,140)
                                       ------------    ----------     ------------         ------------

     Total stockholders' equity           4,167,831       351,937       10,715,063           15,234,831
                                       ------------    ----------     ------------         ------------

                                       $ 14,224,057    $2,199,652     $  8,552,873         $ 24,976,582
                                       ============    ==========     ============         ============


-------------------------------
See Notes to Pro Forma

                              PHOENIX NETWORK, INC.

           PRO FORMA - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     For the six months ended June 30, 1995

                                        Phoenix             Tele-Trend
                                        Network,          Communications         Pro Forma
                                        Inc. (1)             LLC (2)           Adjustments (3)        Pro Forma
                                        --------          --------------       ---------------        ---------
Revenues                             $ 27,683,463          $  4,230,113          $       -          $ 31,913,576
Cost of revenues                       19,060,850             3,437,858            (99,010)           22,399,698
                                     ------------          ------------          ---------          ------------

Gross profit                            8,622,613               792,255             99,010             9,513,878

Selling, general and
   administrative expenses              8,189,725               731,193             85,583             9,006,501
                                     ------------          ------------          ---------          ------------

Income (loss) from operations             432,888                61,062             13,427               507,377
Other income (expense)                   (158,181)              (24,864)           382,136               199,091
                                     ------------          ------------          ---------          ------------
Pre-tax income                            274,707                36,198            395,563               706,468

Income tax                                      -                 3,217             (3,217)                    -
                                     ------------          ------------          ---------          ------------

Net income (loss)                         274,707                32,981            398,780               706,468

Preferred stock dividends                (126,891)                    -           (498,015)             (624,906)
                                     ------------          ------------          ---------          ------------

Net income (loss) attributable
   to common shares                  $    147,816          $     32,981          $ (99,235)         $     81,562
                                     ============          ============          =========          ============

Net income (loss) per common
   share                             $       0.01                                                   $       0.01
                                     ============                                                   ============

Weighted average number of
   shares outstanding                  12,788,101                                                     12,788,101
                                     ------------                                                   ------------

-------------------------------
See Notes to Pro Forma

                              PHOENIX NETWORK, INC.

           PRO FORMA - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      For the year ended December 31, 1994

                                        Phoenix            Tele-Trend
                                        Network,          Communications         Pro Forma
                                        Inc. (4)              LLC (5)          Adjustments (3)       Pro Forma
                                        --------          --------------       ---------------       ---------
Revenues                             $ 57,420,484          $  7,021,063         $        -          $ 64,441,547
Cost of revenues                       40,007,052             5,120,584           (147,481)           44,980,155
                                     ------------          ------------          ---------          ------------

Gross profit                           17,413,432             1,900,479            147,481            19,461,392

Selling, general and
   administrative expenses             17,796,208             1,814,260            187,735            19,798,203
                                     ------------          ------------          ---------          ------------

Income (loss) from operations            (382,776)               86,219            (40,254)             (336,811)

Other income (expense)                   (398,944)              (58,700)           855,826               398,182
                                     ------------          ------------          ---------          ------------
Loss before cumulative effect
   of accounting change                  (781,720)               27,519            815,572                61,371

Cumulative effect of change
   in amortization of deferred
     commission                          (123,224)                    -                  -              (123,224)
                                     ------------          ------------          ---------          ------------

Net income (loss)                        (904,944)               27,519            815,572               (61,853)

Preferred stock dividends                (231,255)                    -           (996,030)           (1,227,285)
                                     ------------          ------------          ---------          ------------

Net income (loss) attributable
   to common shares                  $ (1,136,199)         $     27,519          $(180,458)         $ (1,289,138)
                                     ============          ============          =========          ============

Net income (loss) per common         $      (0.10)
   share                             ------------                                                   $      (0.12)
                                                                                                    ------------

Weighted average number of
   shares outstanding                  11,100,958                                                     11,100,958
                                     ------------                                                   ------------


-------------------------------
See Notes to Pro Forma

                              PHOENIX NETWORK, INC.

                               NOTES TO PRO FORMA

(1) Represents the historical unaudited consolidated financial statements of Phoenix Network, Inc. as included in Form 10-Q for the quarterly period ended June 30, 1995.

(2) Represents the historical, unaudited financial statements of Tele-Trend Communications LLC as of and for the six months ended June 30, 1995.

(3) Adjustments reflect the August 29, 1995 acquisition of the net assets of Tele-Trend Communications LLC by Phoenix Network, Inc. The adjustments reflect the purchase price of $4,430,631 in cash and the allocation of that purchase price to the net assets acquired. The customer base acquired is being amortized over a four year life using the sum-of-the-years digits method. Goodwill is being amortized over 20 years using the straight-line method.

        The acquisition was financed by the Company through the issuance of $1,106,700 shares of Convertible Series F preferred shares at $10 per share. The Company also used the net proceeds received to retire all of its outstanding debt. These shares carry a cumulative 9% dividend.

        Adjustments also reflect the effect of additional carrier discounts available under the Company's current agreements which reduces the cost of revenues acquired from Tele-Trend Communications LLC. The Company also reduced selling, general and administrative expenses due to the elimination of certain positions at Tele-Trend Communications LLC as a direct result of the acquisition.

(4) Represents the historical, consolidated statement of operations of Phoenix Network, Inc. for the year ended December 31,1994.

(5) Represents the historical, statement of operations of Tele-Trend Communications, LLC for the year ended December 31, 1994.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PHOENIX NETWORK, INC.
                                       (Registrant)

         Date:    NOVEMBER 8, 1995                     /S/ JEFFREY L. BAILEY
               ----------------------                  -------------------------
                                                       Jeffrey L. Bailey
                                                       Chief Financial Officer

                                                                    EXHIBIT ONE



                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1993 AND 1994
                                      WITH
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CAUSEY DEMGEN & MOORE INC.
     Certified Public Accountants and Consultants
--------------------------------------------------------------------------------
                                                              Suite 4650
                                                        1801 California Street
                                                        Denver, Colorado 80202
                                                       Telephone: (303) 296-2229
                                                       Facsimile: (303) 296-3731


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Tele-Trend Communications Partners, Ltd.

We have audited the consolidated balance sheet of Tele-Trend Communications Partners, Ltd. and subsidiary as of December 31, 1993 and 1994, and the related consolidated statements of operations, changes in partners' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the general partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tele-Trend Communications Partners, Ltd. and subsidiary as of December 31, 1993 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 8 to the financial statements, the Partnership has significant loans to an affiliate at December 31, 1994. The collectability of these loans is dependent upon the affiliate obtaining funding sources outside of the Partnership as well as developing future sustained operations in order to maintain its operations independent of outside financing. The ultimate outcome of this uncertainty is not presently determinable. Accordingly, no provision for amounts, if any, that may ultimately prove uncollectible has been made in the accompanying financial statements.

Denver, Colorado
March 11, 1995, except for
  Note 7 as to which the                       /s/ Causey Demgen & Moore Inc.
  date is March 15, 1995

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1993 AND 1994

                                     ASSETS

                                                         1993          1994
                                                         ----          ----
Current assets:
  Cash                                                $   42,364    $  114,370
  Money Market account - restricted (Note 2)             460,000            --
  Certificate of deposit - restricted (Note 6)            50,803            --
  Accounts receivable:
    Limited partners (Note 2)                            140,000            --
    Trade, net of allowance for doubtful accounts
      of $14,000 (1993) and $13,500 (1994)               857,293     1,352,380
    Related parties (Note 4)                              28,164        40,747
    Other                                                  2,018        11,048
  Prepaid expenses                                         9,568        11,626
                                                      ----------    ----------
        Total current assets                           1,590,210     1,530,171

Property and equipment:
  Computers                                               75,608       112,900
  Computer software                                       89,314       177,874
  Office equipment                                        41,594        63,583
  Leasehold improvements                                   6,415         6,415
                                                      ----------    ----------
                                                         212,931       360,772
    Less accumulated depreciation
      and amortization                                   (61,517)     (118,939)
                                                      ----------    ----------
      Net property and equipment                         151,414       241,833

Other assets:
  Loans to Infaxamation, LLC (Notes 5, 7 and 8)               --       100,000
  Organization costs                                       7,396        18,955
  Project development costs                               20,000        20,000
  Network installation costs                              15,000            --
  Deposits                                                 3,813         1,753
  Syndication costs                                       40,553        41,238
                                                      ----------    ----------
                                                          86,762       181,946
    Less accumulated amortization                        (23,982)      (26,248)
                                                      ----------    ----------
      Total other assets                                  62,780       155,698
                                                      ----------    ----------
                                                      $1,804,404    $1,927,702
                                                      ==========    ==========


                            See accompanying notes.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 1993 AND 1994

                   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

                                                         1993          1994
                                                         ----          ----
Current liabilities:
  Note payable - related party (Note 4)               $   50,000    $       --
  Accounts payable                                       904,125     1,036,228
  Accrued expenses:
    Interest - limited partners (Note 3)                  42,921        49,797
    Interest - related parties (Note 4)                   17,074            --
    Wages and payroll taxes                               14,636        16,087
    Property taxes                                         2,832         2,393
  Current portion of capital lease
    obligation (Note 6)                                    1,351         6,724
  Current portion of notes payable -
    limited partners (Note 3)                             83,556       206,501
                                                      ----------    ----------
        Total current liabilities                      1,116,495     1,317,730

Long-term debt:
  Notes payable - limited partners (Note 3)              397,444       272,111
  Notes payable - related parties (Note 4)               300,000            --
  Capital lease obligation (Note 6)                        7,875        18,661
                                                      ----------    ----------
        Total long-term debt                             705,319       290,772

Commitments and contingencies
  (Notes 1 and 6)

Partners' equity (deficit):
  General partner                                        (85,719)      (76,353)
  Limited partners                                      (531,691)      395,553
  Limited partnership units subscribed                   600,000            --
    (Note 2)
                                                      ----------    ----------

        Total partners' equity (deficit)                 (17,410)      319,200
                                                      ----------    ----------
                                                      $1,804,404    $1,927,702
                                                      ==========    ==========


                            See accompanying notes.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 1993 and 1994

                                                  1993          1994
                                               ----------    ----------
Revenues:
  AT&T network service                         $1,809,453    $  915,108
  Switched and dedicated access services        1,691,229     5,958,326
  Interest                                          7,861         9,310
  Other                                            48,888       138,319
                                               ----------    ----------
                                                3,557,431     7,021,063

Costs and expenses:
  Network operating:
    AT&T network service                        1,642,310     1,003,901
    Non-distributed network service               121,236        11,213
    Switched and dedicated access services      1,283,735     4,008,932
    Other telecommunications service               34,613        96,538
  Depreciation and amortization                    61,422        76,187
  General and administrative (Note 4)           1,247,021     1,615,032
  Provision for doubtful accounts                  39,222       123,041
  Interest (Notes 3 and 4)                         49,396        58,700
                                               ----------    ----------
                                                4,478,955     6,993,544
                                               ----------    ----------
Net income (loss)                              $ (921,524)   $   27,519
                                               ==========    ==========

                            See accompanying notes.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

        CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)

                 For the Years Ended December 31, 1993 and 1994

                                                General          Limited
                                                Partner          Partners
                                               ---------         --------
Balances, December 31, 1992                    $(76,503)         $ 380,617

Net loss allocation for the year
  ended December 31, 1993                        (9,216)          (912,308)
                                               --------          ---------
Balances, December 31, 1993                     (85,719)          (531,691)

Capital contributions (Note 2)                    9,091            900,000

Net income allocation for the year
  ended December 31, 1994                           275             27,244
                                               --------          ---------

Balances, December 31, 1994                    $(76,353)         $ 395,553
                                               ========          =========


                            See accompanying notes.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 1993 and 1994

                                                           1993            1994
                                                      ------------     -----------

Cash flows from operating activities:
  Net income (loss)                                     $(921,524)      $  27,519
  Adjustments to reconcile net income (loss)
    to net cash used by operating activities:
      Depreciation and amortization                        61,422          76,187
      Increase in accounts receivable                    (676,542)       (504,116)
      Increase in prepaid expenses                         (9,036)         (2,058)
      Increase in accounts payable and
        accrued expenses                                  708,077         122,918
                                                        ---------       ---------
        Total adjustments                                  83,921        (307,069)
                                                        ---------       ---------
       Net cash used in operating activities             (837,603)       (279,550)

Cash flows from investing activities:
  Loans to Infaxamation, LLC                                   --        (100,000)
  (Increase) decrease in certificates of
    deposit purchased with maturity of
    greater than three months                                (803)         50,803
  Purchase of property and equipment                      (50,138)       (129,928)
  Increase in network installation
    costs -- net                                           (2,000)          1,768
  Decrease in deposits -- net                              21,837           2,060
  Increase in organization and syndication
    costs                                                 (24,213)        (15,512)
                                                        ---------       ---------
    Net cash used in investing activities                 (55,317)       (190,809)

Cash flows from financing activities:
  Limited partner contributions                                --         600,000
  General partner contributions                                --           9,091
  Increase in accounts receivable --
    related parties                                       (10,128)        (12,583)
  Payments on capital lease obligations                        --          (1,755)
  Increase (decrease) in notes payable --
    limited partners                                      376,000          (2,388)
  Increase (decrease) in notes payable --
    related parties                                       350,000         (50,000)
                                                        ---------       ---------
    Net cash provided by financing
      activities                                          715,872          542,365
                                                        ---------       ----------
Increase (decrease) in cash                              (177,048)          72,006

Cash at beginning of year                                 219,412           42,364
                                                        ---------       ----------
Cash at end of year                                     $  42,364       $  114,370
                                                        =========       ==========



                         (Continued on following page)
                            See accompanying notes.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 1993 and 1994


                        (Continued from preceding page)


Supplemental disclosure of cash flow information:

                                                        1993            1994
                                                      --------        --------


        Cash paid during the year for interest         $   856        $ 68,898
                                                       =======        ========



Supplemental schedule of non-cash financing activities:

        During the years ending December 31, 1993 and 1994, the Company entered into non-cash financing activities as follows:

                                                        1993            1994
                                                      --------        --------


        Capitalized lease obligation                  $  9,226        $ 17,914

        Partnership interests subscribed               600,000               -

        Conversion of note payable -- related
          parties to limited partnership interest            -         300,000



                            See accompanying notes.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1993 and 1994


1.  Organization and summary of significant accounting policies

    Organization:

    Tele-Trend Communications Partners, Ltd. (the Partnership) was organized on June 3, 1991, pursuant to the Colorado Uniform Limited Partnership Act of 1981 as amended, for the purpose of engaging in all aspects of the telecommunications industry, primarily the reselling of long distance services which the Partnership has committed to use, through various providers. Tele-Trend Communications, Inc. (TTCI), a Colorado corporation, is the general partner.

    Basis of presentation and management's plans:

    The Partnership's consolidated financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the liquidity of the Partnership has been adversely affected as the Partnership had experienced significant losses from inception to December 31, 1993. The Partnership's continued existence is dependent upon its ability to continue the profitable operations achieved in 1994.

    Management believes that its current aggressive marketing plans will help provide sufficient profitability for the Partnership to continue as a going concern in its present form. Accordingly, the financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Partnership be unable to continue as a going concern in its present form.

    Consolidation:

    The consolidated financial statements include the Partnership and Tele-Trend Communications, LLC, a Colorado Limited Liability Company formed by the Partnership on December 28, 1994. The Partnership contributed all of the Partnership assets to the LLC in exchange for 100% of the rights to profits, losses and distributions of the LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

    Basis of accounting:

    The accompanying consolidated financial statements have been prepared using the accrual method of accounting.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1993 and 1994

1.  Organization and summary of significant accounting policies (continued)

    Allocation of income, losses and distributions:

    All income and losses for financial accounting and tax purposes are allocated annually. The limited partners will be allocated ninety-nine percent (99%) of the Partnership's profits and losses and will receive the same percentage of distributions until payout. The general partner will receive the remaining one percent (1%) of profits, losses and distributions until payout. Payout as defined in the Partnership Agreement, is the point when the limited partners have received cash distributions from the Partnership equal to their aggregate capital contributions (excluding any loans made pursuant to mandatory additional assessments) plus a ten percent (10%) simple interest cumulative annual return thereon. The general partner is solely responsible for determining the amount, if any, available to be distributed to the limited partners.

    Income taxes:

    No provision for income taxes has been provided since the partners report their distributive share of partnership income or loss in their personal capacities.

    Property and equipment:

    Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets of five to seven years. Improvements to leased premises are amortized using the straight-line method over the life of the related lease.


    Intangible assets:

    Intangible assets are being amortized using the straight-line method over the following lives:

        Organization costs -- 5 years
        Project development costs -- 5 years
        Network installation costs -- 3 years
        Syndication costs -- 5 years

    The project development costs, paid to the general partner, relate to the investigation, negotiation and implementation of the initial phases of the Partnership's activities.

                   TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1993 AND 1994


1.      Organization and summary of significant accounting policies (continued)

        Cash equivalents:

        For purposes of the consolidated statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

        Concentrations of credit risk:

        Financial instruments which potentially subject the Partnership to concentration of credit risk consist principally of temporary cash investments and trade receivables. The Partnership places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Partnership's customer base, and their dispersion across many different industries and geographies. At times, the Partnership's cash demand deposits may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000.

        Reclassifications:

        Certain reclassifications have been made to the prior year's financial statements to conform to the 1994 presentation.

2.      Capital contributions and distributions

        On January 7, 1994 the Partnership successfully completed a third private placement of nine additional Partnership units at $100,000 per unit, resulting in gross cash proceeds of $600,000 and the conversion of $300,000 in loans from officers/shareholders of the general partner to Partnership units (Note 4). In connection with the third offering, the general partner was required to make a capital contribution of $9,091 representing 1% of the total proceeds, as defined in the Partnership Agreement. Syndication costs of $24,898 were incurred in connection with the private placement.

        As of December 31, 1993, the Partnership had received subscriptions for the sale of six of the additional Partnership units, of which $460,000 in cash was received and deposited as of that date. Accordingly, the Partnership included Partnership units receivable ($140,000) and subscribed ($460,000) on its balance sheet at December 31, 1993. The escrowed funds were restricted until the offering closed on January 7, 1994.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1993 and 1994

3.  Notes payable -- limited partners

    In March of 1992, the general partner obtained mandatory additional assessments from the initial limited partners, as provided for in the Partnership Agreement, representing 15% of the limited partners' initial capital contributions ($105,000 in the aggregate). The assessments as defined in the Partnership Agreement bear interest at the rate of 15% per annum, are unsecured and have no specified maturity date. The assessments are payable from cash flow and are not callable by the limited partners, accordingly they are presented as long-term debt in the accompanying consolidated financial statements. Accrued interest payable to the limited partners at December 31, 1993 and 1994, was $42,921 and $49,797, respectively.

    In July of 1993, the Partnership obtained an aggregate of $376,000 in loan proceeds from limited partners. The notes are due in 36 equal principal payments plus interest at 10% per annum, commencing May 1, 1994 and continuing on the first day of the month thereafter until April 1, 1997. At December 31, 1994, the Partnership was delinquent on payments due in 1994 totaling $81,168 and has accrued interest at the 12% default rate.

    Following is a schedule of aggregate annual maturities of long-term debt to limited partners for the years subsequent to December 31, 1994:

                1995                                   $ 206,501
                1996                                     125,333
                1997                                      41,778
                                                       ---------

                Notes payable                            373,612
                Assessment obligations payable           105,000
                                                       ---------
                                                         478,612

                Due within one year                     (206,501)
                                                       ---------

                Due after one year                     $ 272,111
                                                       =========

4.  Related party transactions

    Due from related parties:

    At December 31, 1993, amounts due from related parties include $5,450 due from the general partner, TTCI, and an aggregate of $22,714 due from certain officers and directors of TTCI. At December 31, 1994, amounts due from related parties include $11,901 due from TTCI, and an aggregate of $28,846 from certain officers and directors of TTCI.

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1993 and 1994


4.  Related party transactions (continued)

    Office space leases:

    The Partnership currently shares its office space with two officers/directors of TTCI under two non-cancelable office leases, one of which is the obligation of the President of TTCI. The Partnership pays both leases and charges back 10% to TTCI, which approximates the value of the actual space used by the TTCI principals. Rent expense reflects only the 90% allocated to the Partnership. Rents due from the TTCI principals at December 31, 1993 and 1994 amounted to $15,812 and $24,460, respectively.

    Equipment rent:

    During the years ending December 31, 1993 and 1994, the Partnership leased certain furniture and equipment from the general partner, TTCI. Rents incurred pursuant to this operating agreement were $2,640 for each year.

    Notes payable - related parties:

    On March 22, 1993 and April 29, 1993, two officers/directors of the general partner made unsecured loans totaling $300,000 to the Partnership. The loans were originally payable on demand plus accrued interest at 8% per annum, however, in connection with the January, 1994 private placement discussed more fully in Note 2, the loans were converted to three partnership units ($300,000). Accrued interest totaling $17,074 was paid to these individuals on February 24, 1994.

    In addition, on December 30, 1993, an officer of the general partner made a $50,000 10% unsecured loan to the Partnership. The loan was repaid from private placement proceeds on January 7, 1994.

5.  Loans to Infaxamation, LLC

    In January of 1994 the Partnership purchased a $50,000 convertible debenture of a Colorado Limited Liability Company engaging in facsimile (FAX) services, for cash consideration of $32,000 and an agreement to provide $18,000 of telecommunications services. The note bears interest at 6% per annum and is due on December 31, 2000 if not previously converted into approximately 63 membership units of the limited liability company. The Partnership may exercise its conversion option commencing June 1, 1994 and on the first day of any month, thereafter. During 1994, the Partnership made an additional $50,000 loan to Infaxamation (see Notes 7 and 8).

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1993 AND 1994


6.  Commitments and contingencies

    AT&T agreements:

    The Partnership entered into certain telecommunications and billing services usage commitment agreements with AT&T and its subsidiary, AT&T College and University Systems (ACUS) as of December 31, 1992, related to its Distributed Network Services (DNS) and Software Defined Network Services
    (SDN) whereby the Partnership agreed to maintain minimum volume usage. During 1992, the Partnership was unable to meet the minimum billing commitment and a tariff was issued whereby they were able to continue the DNS services without penalty and minimum usage requirement, contingent upon using the services for the duration of the 36 month term.

    In October of 1993 the Partnership terminated its agreements with AT&T and also with ACUS. In connection with this, previously capitalized AT&T/DNS installation costs of $20,000 were written off, as of December 31, 1993. At that time the Partnership entered into agreement with Tel-Save, Inc. as discussed more fully, below.

    Wiltel agreement:

    Effective December 15, 1992, the Partnership entered into a 36 month "switched services rebiller agreement" with Wiltel, Inc., a provider of long distance telephone services. In order to secure this commitment, the Partnership provided Wiltel with a $50,000 irrevocable letter of credit, secured by a certificate of deposit. The letter of credit requirement was subsequently waived by WilTel in March of 1994, and the outstanding $50,000 certificate of deposit was returned to the Partnership. On March 4, 1994 the Partnership entered into a revised agreement with WilTel to reduce certain costs for providing international, in-state and state to state calling. In addition, on March 30, 1994, the Partnership negotiated an increase to the discount percentage received from WilTel, which is based on a volume commitment of $500,000 per month. The discount percentage increase is effective in March, 1994, however the monthly commitment is $425,000 January through March 1995, $500,000 April through September 1995 and $575,000 October 1995 through March 1998.

    Partition agreement:

    In August of 1993 the Partnership entered into an agreement with Tel-Save, Inc. (Tel-Save) to acquire the use of an authorized partition for certain AT&T telecommunications services previously provided directly by AT&T, as discussed above. Through Tel-Save's "Contract Tariff 54", the Partnership is able to sell telecommunications services and to receive substantial discounts arranged by Tel-Save in accordance with the volume of service usage. The agreement continues through December 9, 1995, the expiration date of the contract tariff. Billing is done by ACUS

                   TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1993 AND 1994

6.      Commitments and contingencies (continued)

        through Tel-Save and customer payments go to a lockbox account at Comerica Bank which is in Tel-Save's name. Tel-Save advanced a total of $117,000 to the Partnership in October of 1993, which was non-interest bearing and personally guaranteed by the general partner's president. The advances were paid in full in 1993. In connection with these advances and also with routine billing, Tel-Save has the right to take payments directly from the lockbox.


        Profitec agreement:

        In September of 1993 the Partnership entered into an agreement for billing services with Profitec, Inc. The agreement will automatically be extended for successive twelve month periods unless terminated by written notification at least 60 days prior to the expiration date of the term. Customers utilizing the Wiltel services are billed through Profitec and payments are primarily sent to a lockbox controlled by the Partnership. Minimum monthly processing and customer inquiry fees are $2,000.

        Office space lease:

        Future minimum rentals due under non-cancelable operating leases for office space are as follows at December 31, 1994:

            YEAR ENDED DECEMBER                           AMOUNT
            -------------------                           ------
                  1995                                    $78,485
                  1996                                    $65,404

        Rent expense for the years ending 1993 and 1994 was $78,327 and $75,616, respectively.

        Capital lease obligations:

        As of December 31, 1994, the Partnership has capital lease obligations under three equipment leases. The future minimum lease payments under the capital leases as of December 31, 1994 are as follows:

            YEAR ENDED DECEMBER 31
            ----------------------
                  1995                                    $ 9,421
                  1996                                      9,422
                  1997                                      8,980
                  1998                                      3,338
                                                          -------
         Total minimum lease payments                      31,161
         Less amount representing interest                  5,776
                                                          -------
         Present value of future minimum lease payments    25,385

         Less due within one year                           6,724
                                                          -------
         Amounts due after one year                       $18,661
                                                          =======

                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1993 and 1994

7.  Subsequent event

    On March 15, 1995, the Partnership reclassified a portion of its account receivable from Infaxamation in the amount of $83,784 as evidenced by a promissory note receivable bearing interest at 12% per annum due January 1, 2000. In connection with this transaction, Infaxamation also paid $100,000 to the Partnership, towards its then remaining account payable of $122,878.

8.  Realization of assets

    At December 31, 1994 the Partnership has substantial loans to Infaxamation, as described more fully in Note 5. As described above, subsequent reclassification in March 1995 of accounts payable resulted in aggregate loans to Infaxamation of $183,784. Infaxamation has incurred substantial losses since inception and has a negative members' equity of $(322,026) at December 31, 1994. Collectability of the loans to Infaxamation is dependent upon the future ability of Infaxamation to obtain funding from sources outside the company in order to carry out its planned operations and the development of sustained future operations. The impact on the Partnership's financial position and results of operations cannot be determined at this time, therefore no provision for any possible revaluation of these assets has been made in the financial statements.